        Exhibit 99.1

Form 3 Joint Filer Information

Name:   Sloan Group Ltd.

Address:  c/o Cay House
   P.O. Box N-7776
   Lyford Cay, New Providence, Bahamas

Designated Filer: Sloan Acquisition Corp.

Issuer &
Tickler Symbol: BayCorp Holdings, Ltd. (MWH)

Date of Event
Requiring
Statement:  September 13, 2005

Signature:  By:/s/ Jefferson R. Voss, Vice President and Secretary
_________________________

Name:   Joseph Lewis

Address:  c/o Cay House
   P.O. Box N-7776
   Lyford Cay, New Providence, Bahamas

Designated Filer: Sloan Acquisition Corp.

Issuer &
Tickler Symbol: BayCorp Holdings, Ltd. (MWH)

Date of Event
Requiring
Statement:  September 13, 2005

Signature:  By:/s/ Joseph Lewis